As Filed with the Securities and Exchange Commission, via the EDGAR system, on December 30, 1996

                                                                Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                  ADVANTA CORP.
               (Exact name of issuer as specified in its charter)

        Delaware                                                 23-1462070
 (State of Incorporation)                                     (I.R.S. Employer
                                                             Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, PA                19477
----------------------------------------------------                -----
   (Address of Principal Executive Offices)                       (Zip Code)

                                RESTRICTED STOCK
                      GRANTED PURSUANT TO WRITTEN AGREEMENT
                            (Full title of the Plan)

                            Gene S. Schneyer, Esquire
                                  Advanta Corp.
                              Welsh & McKean Roads
                                  P.O. Box 844
                             Spring House, PA 19477
                                 (215) 657-4000
            (Name, address and telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE


Title of Securities   Amount to be     Proposed Maximum         Proposed Maximum           Amount of
to be Registered      Registered(1)    Offering Price Per       Aggregate Offering Price   Registration
                                       Share (2)                (2)                        Fee
-----------------------------------------------------------------------------------------------------------
Class B
Common Stock,
$.01 par value.....   205,000          $40.875                  $8,379,375                 $2,890.00
-----------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Determined in accordance with Rule 457(h) solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices of the Class B Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on December 26, 1996.

         Pursuant to Rule 429, the Prospectus included herein also relates to each of the following Registration Statements:

(1) No. 33-7615 relating to the Registrant's 1985 Incentive Stock Option Plan and 1985 Non-Qualified Stock Option Plan;

(2) No. 33-12510 relating to the Registrant's 1985 Non-Qualified Stock Option Plan;

(3) Nos. 33-19290 and 33-50256 relating to the Registrant's Stock Option Plan, as amended;

(4) Nos. 33-57516 and 333-04465 relating to the Registrant's 1992 Stock Option Plan, as amended;

(5) Nos. 33-33350 and 33-50258 relating to the Registrant's Advanta Management Incentive Plan With Stock Election;

(6) Nos. 33-39331 and 33-50254 relating to the Registrant's Advanta Management Incentive Plan With Stock Election II;

(7) Nos. 33-55492 and 333-04467 relating to the Registrant's Advanta Management Incentive Plan With Stock Election III, as amended;

(8) Nos. 33-58029 and 333-04469 relating to Registrant's Advanta Management Incentive Plan With Stock Election IV, as amended;

(9) Nos. 33-31456, 33-47305 and 33-54991 relating to the Registrant's Employee Stock Purchase Plan; and

(10) No. 33-53205 relating to the Directors' Non-Qualified Stock Options Granted Pursuant to Written Agreements.

(11) Nos. 33-50209 and 333-01681 relating to the Advanta Employee Savings Plan.

                               REOFFER PROSPECTUS
                 Subject to Completion, Dated December 30, 1996

                                  ADVANTA CORP.

                     603,554 Shares of Class A Common Stock

                    2,863,706 Shares of Class B Common Stock





         The 603,554 shares of Class A Common Stock (par value $.01 per share) and 2,863,706 shares of Class B Common Stock (par value $.01 per share) of Advanta Corp. (the "Company") offered hereby will be sold by the individuals named under "Selling Stockholders." The Company will not receive any proceeds from the sale of such shares.

         The shares offered hereby will be offered from time to time, by registered securities brokers and/or dealers, as may be directed by the Selling Stockholders or their representatives. The Company's Class A Common Stock is quoted on the NASDAQ National Market System under the symbol ADVNA. The Company's Class B Common Stock is quoted on the NASDAQ National Market System under the symbol ADVNB. On December 26, 1996, the last sale price of the Company's Class A Common Stock was $43.125 per share and the last sale price of the Company's Class B Common Stock was $40.75 per share, each as reported on the NASDAQ National Market System.

         Investment in the shares involves material risks. See "Investment Considerations."

         The Selling Stockholders will bear all commissions, discounts and other compensation paid to brokers or dealers in connection with the sale of the shares. Other offering expenses, estimated at $3,800.00, will be borne by the Company. See "Plan of Distribution."

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The Date of this Prospectus is December_______, 1996.

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
Available Information .........................................                2
Incorporation of Certain Information by Reference .............                3
The Company ...................................................                3
Investment Considerations .....................................                4
Selling Stockholders ..........................................                6
Plan of Distribution ..........................................               10
Description of Capital Stock ..................................               10
Experts .......................................................               15

         No person is authorized to give any information or to make any representation not contained in this Prospectus, and any information or representation not contained herein must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer of any securities other than the shares of Class A Common Stock and Class B Common Stock to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants, including the Company, that file electronically with the Commission.

         The Company has filed with the Commission registration statements (herein together with all amendments and exhibits thereto called the "Registration Statements") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Class A Common Stock and the Class B Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statements. For further information with respect to the Company, the Class A Common Stock and the Class B Common Stock offered hereby, reference is made to the Registration Statements. Statements contained in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statements, each statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statements, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission as set forth above.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents previously filed by the Company (Commission File No. 0-14120) with the Commission under the Exchange Act are incorporated in this Prospectus by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         3. The Company's Current Reports on Form 8-K dated January 23, 1996, April 18, 1996, April 22, 1996, July 8, 1996, July 18, 1996,
              October 17, 1996 and December 17, 1996; and

         4. The descriptions of the Company's Class A Common Stock and Class B Common Stock which are contained in the Registration Statements on Form 8-A filed by the Company to register such securities under
              Section 12 of the Exchange Act, File No. 0-14120, including any amendment or report filed for the purpose of updating such descriptions.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any document incorporated herein by reference (other than exhibits to such document which are not specifically incorporated by reference in such document). Requests for such documents should be directed to: Investor Relations Department, Advanta Corp., Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania 19477, telephone (215) 444-5335.

                                   THE COMPANY

         The Company serves consumers and small businesses through innovative products and services primarily via direct, cost-effective delivery systems. The Company primarily originates and services credit cards and mortgage loans. Other products include commercial small-ticket equipment leasing, business credit cards, insurance and deposit products. The Company utilizes consumer information attributes, including credit assessments, usage patterns and other characteristics, enhanced by proprietary information to match customer profiles with appropriate products. At September 30, 1996, assets under management totaled $18.4 billion.

         The Company was incorporated in Delaware in 1974 as Teachers Service Organization, Inc., the successor to a business originally founded in 1951. In January 1988, the Company's name was changed from TSO Financial Corp. to Advanta Corp. The Company's principal executive office is located at Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania. The Company's telephone number at its principal executive offices is (215) 657-4000. References to the Company in this Prospectus include its consolidated subsidiaries unless the context otherwise requires.

                            INVESTMENT CONSIDERATIONS

         In addition to the other information in this Prospectus, investors should carefully consider the following factors, among others, in connection with an investment in the Class A Common Stock or the Class B Common Stock:

         LIMITED AVAILABILITY OF BANK AND INSURANCE COMPANY ASSETS; IMPACT ON LIQUIDITY. Banking regulations limit the amount of dividends that a bank may pay. Further, because of regulatory considerations, Advanta National Bank USA and Advanta National Bank (the "Bank Subsidiaries") do not intend to make loans to the Company. In addition, Arizona insurance regulations restrict the amount of dividends which an insurance company may distribute without the prior consent of the Director of Insurance.

         The limited availability to the Company of dividends from the Banking Subsidiaries and the Company's insurance subsidiaries affects the Company's liquidity. For the reasons described above, dividends from the Bank Subsidiaries and the Company's insurance subsidiaries are not expected, for the foreseeable future, to be the Company's major source of liquidity in satisfying its obligations to creditors or in providing a source of dividend payments to stockholders. The Company currently depends on the public sale of debt securities as its primary source of liquidity at the holding company level.

         RISKS ASSOCIATED WITH MAINTAINING PORTFOLIOS OF CREDIT CARD RECEIVABLES AND MORTGAGE LOANS. There are certain risks associated with maintaining portfolios of credit card receivables and mortgage loans. The primary risks involve the possibility of future economic downturns causing an increase in credit losses, and interest rate fluctuations. These risks are inherent to every lender. The Company believes its credit loss experience is generally comparable to or better than industry averages, however delinquencies and credit losses have accelerated significantly in 1996. With respect to interest rate fluctuations, the Company pursues a disciplined interest rate risk management, which includes computer simulations of various scenarios, that it believes will enable it to readily adjust to most market variations.

         REGULATION. The banking and finance businesses in general are the subject of extensive regulation at both the state and federal levels. Numerous legislative and regulatory proposals are advanced each year which, if adopted, could adversely affect the Company's profitability or the manner in which the Company conducts its activities.

         COMPETITION. As a marketer of credit products, the Company faces intense competition from numerous providers of financial services. Although the Company believes it is generally competitive, there can be no assurance that its ability to market its services successfully or to obtain adequate yields on its loans will not be affected by the nature of the competition that now exists or may develop.

         In seeking investment funds from the public, the Company faces competition from banks, savings institutions, money market funds, credit unions and a wide variety of private and public entities that sell debt securities, some of which are publicly traded. Many of the competitors are larger and have more capital and other resources than the Company. There can be no assurance that competition from these other borrowers will not increase the Company's cost of funds.

         PRICE DIFFERENTIAL BETWEEN CLASSES OF COMMON STOCK. Since adoption of an amendment to the Company's Certificate of Incorporation in 1992, the Company has had two classes of common stock. Class A Common Stock has voting rights, while Class B Common Stock, although carrying certain rights and privileges lacking in the Class A Common Stock, is non-voting. See "Description of Capital Stock - Class A Common Stock and Class B Common Stock". Since the dual class structure was established, the Class A Common Stock and the Class B Common Stock generally have traded at disparate market prices. This differential has been as much as $8.50. There can be no assurance that the price differential between the

Class A Common Stock and the Class B Common Stock will be reduced or eliminated or as to the extent or continuation of any such price differential in the future.

                              SELLING STOCKHOLDERS

         The following tables set forth certain information regarding ownership of the Company's Class A Common Stock and Class B Common Stock by each Selling Stockholder as of December 28, 1996 and as adjusted to reflect the sale of shares of the Class A Common Stock and the Class B Common Stock offered pursuant to this Prospectus:


                                                    CLASS A COMMON STOCK
----------------------------------------------------------------------------------------------------------------------------
                                                                     Number of
                                             Ownership                 Shares                          Ownership
                                         Prior to Offering (1)      to be Resold (2)                  After Offering
                                         ---------------------      ----------------                  --------------
                                                                                              Number of              % of
                                             Number of Shares                                   Shares                Class
                                             ----------------                                    ------                -----
Name
----
Dennis Alter,                                  4,943,856               167,722               4,776,134               26.6%
     Chairman and Director (3)
Alex W. "Pete" Hart,                                   0                     0                       0                  *
     Chief Executive Officer
     and Director (4)
Richard A. Greenawalt                            497,449               357,926                 139,523                  *
     President, Chief Operating
     Officer and Director (5)
William A. Rosoff,                                     0                     0                       0                  *
     Vice Chairman and
     Director (6)
James J. Allhusen,                                     0                     0                       0                  *
    Executive Vice President (7)
David D. Wesselink,                                    0                     0                       0                  *
     Senior Vice President
     and Chief Financial
     Officer (8)
William J. Razzouk,                                    0                     0                       0                  *
     Chief Executive Officer of
     Advanta Information
     Services, Inc.
Arthur P. Bellis,                                 60,478                12,900                  47,578                  *
     Director (9)
Max Botel,                                         8,712                 5,000                   3,712                  *
     Director (10)
Richard J. Braemer,                               64,940                31,170                  33,770                  *
     Director (11)
Dana Becker Dunn,                                      0                     0                       0                  *
     Director (12)
William C. Dunkelberg,                             4,650                 3,000                   1,650                  *
     Director (13)
Robert C. Hall,                                        0                     0                       0                  *
     Director (14)
Warren W. Kantor,                                 34,427                18,336                  16,091                  *
     Director (15)
James E. Ksansnak,                                     0                     0                       0                  *
     Director (16)
Ronald Lubner,                                         0                     0                       0                  *
     Director (17)
Ronald J. Naples,                                    750                     0                     750                  *
     Director (18)
Phillip A. Turberg,                               43,886                 7,500                  36,386                  *
     Director (19)

* Less than 1%.

                                                  CLASS B COMMON STOCK
----------------------------------------------------------------------------------------------------------------------------
                                                                     Number of
                                            Ownership                  Shares                           Ownership
                                        Prior to Offering (1)      to be Resold (2)                   After Offering
                                        ---------------------      ----------------                   --------------
                                                                                             Number of               % of
                                           Number of Shares                                    Shares                Class
                                           ----------------                                    ------                -----
Name
----
Dennis Alter,                                  2,728,243               605,321               2,122,922               8.3%
     Chairman and Director (3)
Alex W. "Pete" Hart,                             764,003               759,003                   5,000                 *
     Chief Executive Officer
     and Director (4)
Richard A. Greenawalt                            542,799               454,706                  88,093                 *
     President, Chief Operating
     Officer and Director (5)
William A. Rosoff,                               204,294               204,294                       0                 *
     Vice Chairman and
     Director (6)
James J. Allhusen,                               115,009               115,009                       0                 *
     Executive Vice President(7)
David D. Wesselink,                              120,581               120,581                       0                 *
     Senior Vice President
     and Chief Financial
     Officer(8)
William J. Razzouk,                              100,000               100,000                       0                 *
     Chief Executive Officer of
     Advanta Information
     Services, Inc.
Arthur P. Bellis,                                155,478                57,900                  97,578                 *
     Director(9)
Max Botel,                                        63,012                50,000                  13,012                 *
     Director(10)
Richard J. Braemer,                              102,440                76,170                  26,270                 *
     Director(11)
Dana Becker Dunn,                                 15,000                15,000                       0                 *
     Director(12)
William C. Dunkelberg,                            44,150                44,000                     150                 *
     Director(13)
Robert C. Hall,                                   34,000                33,000                   1,000                 *
     Director(14)
Warren W. Kantor,                                 96,000                86,222                   9,978                 *
     Director(15)
James E. Ksansnak,                                24,300                24,000                     300                 *
     Director (16)
Ronald Lubner,                                    15,000                15,000                       0                 *
     Director(17)
Ronald J. Naples,                                 51,750                51,000                     750                 *
     Director (18)
Phillip A. Turberg,                               91,886                52,500                  39,386                 *
     Director (19)

*        Less than 1%.

(1) Ownership prior to offering includes all currently outstanding options, whether presently exercisable or to become exercisable from time to time in the future. In accordance with Rule 13(d)-3(d) promulgated under the Exchange Act, each Selling Stockholder disclaims beneficial ownership of all shares which such Selling Stockholder does not have the right to acquire within 60 days of December 28, 1996.

(2) Assumes the exercise of all currently outstanding options, including those options that will become exercisable in the future.

(3) Ownership includes the following: (i) 337,500 shares of Class B Common Stock subject to outstanding options that are currently exercisable; (ii) 999,462 shares of Class A Common Stock owned by a trust, the beneficiary of which is Linda Alter, the sister of Dennis Alter, and pursuant to which Mr. Alter is sole trustee; (iii) 150,000 shares of Class A Common Stock and 75,000 shares of Class B Common Stock owned by Dennis Alter's wife; (iv) 168,824 shares of Class A Common Stock and 175,194 shares of Class B Common Stock owned by several trusts established by Mr. Alter for the benefit of his minor children, for which trusts Mrs. Alter serves as trustee; (v) 150,000 shares of both Class A Common Stock and Class B Common Stock held by a charitable foundation established by Mr. Alter, as to which Mr. Alter shares voting and investment powers; and (vi) 75,000 shares of Class A Common Stock and 22,600 shares of Class B Common Stock held by a trust established by Mr. Alter, through which he has made certain charitable gifts of shares and as to which Mr. Alter has sole voting and investment powers. Mr. Alter disclaims beneficial ownership of all shares referenced in clauses (ii), (iii), (iv), (v) and (vi) above.

         Ownership does not include 1,010 shares of the Company's Class A Preferred Stock, 499,465 shares of Class A Common Stock and 393,065 shares of Class B Common Stock owned by the estate of J.R. Alter, the father of Dennis Alter, and 75,000 shares of both Class A Common Stock and Class B Common Stock owned by Helen Alter, the mother of Dennis Alter, as to all of which shares Dennis Alter disclaims beneficial ownership.

(4) Ownership includes: (i) 150,000 shares of Class B Common Stock subject to outstanding options that are currently exercisable; and (ii) 300,000 shares of Class B Common Stock subject to currently outstanding options that will become exercisable from time to time after February 28, 1997.

(5) Ownership includes the following: (i) 214,500 shares of Class A Common Stock and 296,146 shares of Class B Common Stock subject to outstanding options that are currently exercisable; (ii) 63,475 shares of Class A Common Stock and 55,650 shares of Class B Common Stock owned by Mr. Greenawalt's wife; (iii) 250 shares of Class A Common Stock and 470 shares of Class B Common Stock held by Mr. Greenawalt as custodian for his children; and (iv) 41,192 shares of Class A Common Stock owned by two trusts established for the benefit of Mr. Greenawalt's two children, for which trusts Mrs. Greenawalt serves as trustee. Mr. Greenawalt disclaims beneficial ownership of all shares referenced in clauses (ii), (iii), and (iv) above.

(6) Ownership includes 50,000 shares of Class B Common Stock subject to options that will become exercisable from time to time after February 28, 1997.

(7) Ownership includes: (i) 20,000 shares of Class B Common Stock subject to outstanding options that are currently exercisable; and (ii) 60,000 shares of Class B Common Stock subject to currently outstanding options that will become exercisable from time to time after February 28, 1997.

(8) Ownership includes: (i) 47,500 shares of Class B Common Stock subject to outstanding options that are currently exercisable; and (ii) 42,500 shares of Class B Common Stock subject to currently outstanding options that will become exercisable from time to time after February 28, 1997.

(9) Ownership includes: (i) 12,900 shares of Class A Common Stock and 44,400 shares of Class B Common Stock subject to outstanding options that are currently exercisable; and (ii) 13,500 shares of Class B Common Stock subject to currently outstanding options that will become exercisable from time to time after February 28, 1997.

(10) Ownership includes: (i) 5,000 shares of Class A Common Stock and 27,500 shares of Class B Common Stock subject to outstanding options that are currently exercisable; and (ii) 22,500 shares of Class B Common Stock subject to currently outstanding options that will become exercisable from time to time after February 28, 1997;

(11) Ownership includes: (i) 31,170 shares of Class A Common Stock and 62,670 shares of Class B Common Stock subject to outstanding options that are currently exercisable; and (ii) 13,500 shares of Class B Common Stock subject to currently outstanding options that will become exercisable from time to time after February 28, 1997.

(12) Ownership includes 15,000 shares of Class B Common Stock subject to currently outstanding options that will become exercisable from time to time after February 28, 1997.

(13) Ownership includes: (i) 3,000 shares of Class A Common Stock and 30,500 shares of Class B Common Stock subject to outstanding options that are currently exercisable; (ii) 13,500 shares of Class B Common Stock subject to currently outstanding options that will become exercisable from time to time after February 28, 1997; and (iii) 150 shares of both Class A Common Stock and Class B Common Stock held by Mr. Dunkelberg as custodian for his daughter. Mr. Dunkelberg disclaims beneficial ownership of all shares referenced in clause
(iii) above.

(14) Ownership includes: (i) 10,500 shares of Class B Common Stock subject to outstanding options that are currently exercisable; and (ii) 22,500 shares of Class B Common Stock subject to currently outstanding options that will become exercisable from time to time after February 28, 1997.

(15) Ownership includes 46,041 shares of Class B Common Stock subject to outstanding options that will become exercisable from time to time after February 28, 1996.

(16) Ownership includes: (i) 6,000 shares of Class B Common Stock subject to outstanding options that are currently exercisable; and (ii) 18,000 shares of Class B Common Stock subject to currently outstanding options that will become exercisable from time to time after February 28, 1997.

(17) Ownership includes 15,000 shares of Class B Common Stock subject to outstanding options that will become exercisable from time to time after February 28, 1997.

(18) Ownership includes: (i) 37,500 shares of Class B Common Stock subject to outstanding options that are currently exercisable; and (ii) 13,500 shares of Class B Common Stock subject to outstanding options that will become exercisable from time to time after February 28, 1997.

(19) Ownership includes: (1) 7,500 shares of Class A Common Stock and 39,000 shares of Class B Common Stock subject to outstanding options that are currently exercisable; (ii) 13,500 shares of Class B Common Stock subject to outstanding options that will become exercisable from time to time after February 28, 1997; and (iii) 1,500 shares of both Class A Common Stock and Class B Common Stock owned by Mr. Turberg's wife. Mr. Turberg disclaims beneficial ownership of all shares referenced in clause (iii) above.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders presently intend that any sales of the shares covered by this Prospectus will be effected at the then market price, to or through registered brokers and/or dealers, including dealers making a market in the Company's Class A Common Stock and/or Class B Common Stock. Although no agreements, arrangements or understandings are in place regarding any such sales, and the brokers or dealers to or through whom such sales may be made have not been identified, the Selling Stockholders anticipate that they will pay normal broker's commissions on any such sales effected through brokers, and will receive the normal dealer's market price for any such shares sold to dealers. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and their commissions or discounts and other compensation may be regarded as underwriters' compensation.

         Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with any broker or dealer for purchase by such broker or dealer, a supplemental prospectus will be filed with the Commission, if required, pursuant to Rule 424(b) under the Securities Act, disclosing: (i) the name of each such Selling Stockholder and of the participating broker or dealer; (ii) the number of shares of Class A Common Stock and/or Class B Common Stock involved; (iii) the price at which such shares were sold; (iv) the commissions paid or discounts or concessions allowed to such broker or dealer, where applicable; (v) that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus; and (vi) other facts material to the transaction.

         The Selling Stockholders will pay all applicable stock transfer taxes and brokerage commissions, discounts, fees and expenses. The Company has or will bear the expenses of the registration of the shares with the Commission, including filing and registration fees and the Company's accounting and legal fees in connection therewith.


                          DESCRIPTION OF CAPITAL STOCK

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

         Voting. The authorized capital of the Company includes 200,000,000 shares of Class A Common Stock, par value $.01 per share, of which 17,945,531 shares were outstanding on December 28, 1996. All outstanding shares are fully paid and non-assessable. The holders of the Company's Class A Common Stock are entitled to one vote per share; to receive such dividends, in conjunction with dividends to holders of the Company's Class B Common Stock, as legally may be declared by the Board of Directors, after dividends are paid to holders of preferred stock as described below; and upon liquidation, to receive any net assets of the Company after the liquidation rights of all holders of preferred stock, if any, have been satisfied. There are no preemptive, conversion, cumulative voting, or redemption rights applicable to the Class A Common Stock.

         The authorized capital of the Company includes 200,000,000 shares of Class B Common Stock, par value $.01 per share, of which 25,604,106 shares were outstanding on December 28, 1996. All outstanding shares are fully paid and non-assessable. The holders of the Company's Class B Common Stock are entitled to the same rights as the holders of the Company's Class A Common Stock, except that the holders of Class B Common Stock may not vote (i) in the election of directors, (ii) on an amendment to the Company's Certificate of Incorporation (including an amendment to increase the authorized shares of Class B Common Stock), (iii) on a proposed merger or consolidation, (iv) on a proposed dissolution of the Company, or (v) on any other matter except to the extent described below or as required under the General Corporation Law of the State of Delaware. Holders of Class B Common Stock are entitled to vote on proposals to change the par value of the Class B Common Stock or to alter or change the powers, preferences or special rights of the shares of Class B Common Stock, including the dividend and Class B protection features described below, which proposals may affect them adversely. Holders of the Class B Common Stock are also entitled to the additional rights described in the following subsections.

         Dividends and Other Distributions. Any cash dividend with respect to either Class A Common Stock or Class B Common Stock, must be accompanied by a dividend on the other class of common stock. The Board of Directors may, however, in its discretion, declare a dividend per share with respect to the Class B Common Stock which is up to 20% higher (but under no circumstances lower) than the dividend declared with respect to the Class A Common Stock. In all other respects the dividends and other distributions, including the per share consideration in the event of a merger or consolidation, with respect to Class A Common Stock and Class B Common Stock are equal, except that dividends or other distributions payable in shares of common stock may be made only as follows: (i) in shares of Class B Common Stock to the holders of both Class A Common Stock and Class B Common Stock; (ii) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock; or (iii) in any other authorized class or series of capital stock to the holders of both classes of common stock. Neither the Class A Common Stock nor the Class B Common Stock may be split, subdivided or combined unless the other is proportionately split, subdivided or combined.

         Although it is the present intention of the Board to maintain a higher dividend on the Class B Common Stock, the Board of Directors is not required to declare a higher dividend on the Class B Common Stock and the amount of future dividends, if any, on each class of common stock will depend on circumstances existing at the time, including the sufficiency of funds legally available for the payment of dividends.

         Class B Protection. Because of the existence of the two classes of common stock, one class with voting rights and the other with non-voting rights, voting rights disproportionate to equity ownership could be acquired through acquisitions of Class A Common Stock. The Board of Directors was advised that, while either class of common stock might trade at a premium relative to the other, the non-voting or lesser-voting common stocks of public companies with dual class capital structures frequently trade at a discount from the full voting common stocks of such companies. The Company therefore adopted the "Class B Protection" features described below as a means of helping to reduce or eliminate the economic reasons for the Class A Common Stock and Class B Common Stock to trade at disparate market prices, and to give holders of Class B Common Stock the opportunity to participate in any premium paid in the future for a significant block (10% or more) of the Class A Common Stock by a buyer who has not acquired a proportionate share of the Class B Common Stock. Although the Company adopted the "Class B Protection" features and has paid a higher dividend on the Class B Common Stock in an attempt to minimize any price differential between the classes of common stock, in fact the Class A Common Stock and the Class B Common Stock generally have traded at disparate market prices. On December 26, l996 the last reported sale price on the NASDAQ-National Market System for the Class A Common Stock was $43.1256 per share and the last reported sale price on the NASDAQ-National Market System for the Class B Common Stock was $40.75 per share. During the period in which the two classes of common stock have existed, this differential has been as much as $8.50. The Company adopted the division of the common stock into two classes with the expressed expectation that the Company generally would issue shares of Class B Common Stock rather than Class A Common Stock in the future to raise equity, to finance acquisitions or pursuant to incentive compensation plans, even if the market price per share of the Class B Common Stock was lower at the relevant time than the market price per share of Class A Common Stock. There can be no assurance that the price differential between the Class A Common Stock and the Class B Common Stock will be reduced or eliminated or as to the extent or continuation of any such price differential in the future.

         If after April 24, 1992, the effective date of the Certificate of Amendment to the Company's Restated Certificate of Incorporation, any person or group acquires (other than upon issuance or sale by the Company, by operation of law, by will or the laws of descent and distribution, by gift, or by foreclosure of a bona fide loan) beneficial ownership of shares of Class A Common Stock constituting 10% or more of the then issued and outstanding shares of Class A Common Stock (any person or group making such acquisition being defined as a "Significant Stockholder"), and such person or group does not then own shares of Class B Common Stock constituting an equal or greater percentage of all then issued and outstanding shares of Class B Common Stock, such Significant Stockholder must, within a 90-day period beginning the day after becoming a Significant Stockholder, commence a public tender offer to acquire additional shares of Class B Common Stock (a "Class B Protection Transaction"). For purposes of this provision, the terms "beneficial ownership" and "group" have the same meanings as used in Regulation 13D promulgated under the Exchange Act. The Class B Protection feature does not change the ability of Dennis Alter or any member of his family or other management stockholder to transfer a significant voting interest in the Company to another person or group by the sale of their voting shares to such person or group. However, such person or group may also be required to purchase a proportionate amount of Class B Common Stock either concurrently from such stockholder or other persons or pursuant to a Class B Protection Transaction, as described below.

         In a Class B Protection Transaction, the Significant Stockholder must offer to acquire from the holders of the Class B Common Stock that number of additional shares of Class B Common Stock (the "Additional Shares") determined by (i) multiplying the percentage of issued and outstanding shares of Class A Common Stock beneficially owned by such Significant Stockholder which were acquired after April 24, 1992 by the total number of shares of Class B Common Stock outstanding on the date such person or group became a Significant Stockholder, and (ii) subtracting therefrom the total number of shares of Class B Common Stock beneficially owned by such Significant Stockholder on such date which were acquired after the initial distribution of Class B Common Stock to stockholders on May 5, 1992 pursuant to the Certificate of Amendment to the Company's Restated Certificate of Incorporation (including shares acquired on such date at or prior to the time such person or group became a Significant Stockholder). The Significant Stockholder must acquire all shares validly tendered or, if the number of shares tendered exceeds the number determined pursuant to such formula, a pro rata amount from each tendering holder.

         The offer price for any shares of Class B Common Stock required to be purchased by the Significant Stockholder pursuant to a Class B Protection Transaction is the greater of (i) the highest price per share paid by the Significant Stockholder for any share of Class A Common Stock in the six-month period ending on the date such person or group became a Significant Stockholder or (ii) the highest price of a share of Class A Common Stock or Class B Common Stock (whichever is higher) as reported on the NASDAQ-National Market System (or such other quotation system or securities exchange constituting the principal trading market for either class of common stock) on the date such person or group became a Significant Stockholder.

         A Class B Protection Transaction is also required each time a Significant Stockholder acquires an additional 10% of the then issued and outstanding Class A Common Stock (other than upon issuance or sale by the Company, by operation of law, by will or the laws of descent and distribution, by gift, or by foreclosure of a bona fide loan) after the last acquisition by such person or group which triggered the requirement for a Class B Protection Transaction, if such Significant Stockholder does not then beneficially own shares of Class B Common Stock acquired after the initial distribution of Class B Common Stock to stockholders on May 5, 1992 constituting an equal or greater percentage of all then issued and outstanding shares of Class B Common Stock. Such Significant Stockholder would be required to offer to buy that number of Additional Shares prescribed by the formula set forth above, even if a previous Class B Protection Transaction resulted in fewer shares of Class B Common Stock being tendered than such previous offer included.

         The requirement to engage in a Class B Protection Transaction is satisfied by making the requisite offer and purchasing validly tendered shares, even if the number of shares tendered is less than the number of shares included in the required offer. The penalty applicable to any Significant Stockholder that fails to make the required offer, or to purchase shares validly tendered (after proration, if any), is to automatically suspend the voting rights of the shares of Class A Common Stock owned by such Significant Stockholder until consummation of an offer as required or until divestiture of the shares of Class A Common Stock that triggered the offer requirement. To the extent that the voting power of any shares of Class A Common Stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose. Neither the Class B Protection Transaction requirement nor the related penalty applies to any increase in percentage ownership of Class A Common Stock resulting solely from a change in the total amount of Class A Common Stock outstanding.

         The Class B Protection provision does not prevent any person or group from acquiring a significant or controlling interest in the Company, provided such person or group acquires a proportionate percentage of the Class B Common Stock. If a Class B Protection Transaction is prescribed, the purchase price required to be paid in such offer may be higher than the price at which a Significant Stockholder might otherwise be able to acquire an identical amount of Class B Common Stock. Such requirement, therefore, could make an acquisition of a significant or controlling interest in the Company more expensive and, if a Class B Protection Transaction is required, more time consuming, than if such requirement did not exist. Consequently, a person or group might be deterred from acquiring a significant or controlling interest in the Company as a result of such requirement. Moreover, by restricting the ability of an acquiror to acquire a significant interest in the Class A Common Stock by paying a "control premium" for such stock without acquiring, or paying a similar premium for, Class B Common Stock, the Class B Protection provision should reduce or eliminate the economic reasons for the Class A Common Stock and Class B Common Stock to trade at disparate market prices.

         Convertibility. Except as described below, neither the Class A Common Stock nor the Class B Common Stock is convertible into another class of common stock or any other security of the Company.

         The Class B Common Stock could be converted into Class A Common Stock on a share-for-share basis by resolution of the Board of Directors if, as a result of the existence of the Class B Common Stock, the Class A Common Stock or the Class B Common Stock or both become excluded from quotation on the NASDAQ-National Market System, or, if such shares are then listed on a national securities exchange, from trading on the principal national securities exchange on which the shares are then traded.

         In addition, if at any time, as a result of additional issuances by the Company of Class B Common Stock, repurchases by the Company of Class A Common Stock or a combination of such issuances and repurchases, the number of outstanding shares of Class A Common Stock as reflected on the stock transfer books of the Company falls below 10% of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, then, immediately upon the occurrence of such event, all the outstanding shares of Class B Common Stock will be automatically converted into shares of Class A Common Stock, on a share-for-share basis. For purposes of the immediately preceding sentence, any shares of Class A Common Stock or Class B Common Stock repurchased by the Company will no longer be deemed "outstanding" from and after the date of repurchase. The Company has no present intention to repurchase any shares of its common stock. In view of the absence of a present intention by the Company to purchase any shares of common stock and the substantial number of shares of Class B Common Stock that would be required to be issued to reach the 10% threshold, the Company believes it unlikely that this provision will be triggered in the foreseeable future.

CLASS A PREFERRED STOCK

         The authorized capital stock of the Company includes 1,010 shares of Class A Preferred Stock, par value $1,000 per share. All of such shares are held by the estate of J. R. Alter, the Company's founder. The Class A Preferred
Stock is entitled to one-half of a vote per share on all matters on which stockholders are entitled to vote. No dividends may be declared or paid on the Company's outstanding common stock unless and until non-cumulative dividends of $140 per share, payable as and when declared, which are required to be paid on the Class A Preferred Stock for the applicable year (a total of $141,400) have been paid. The holder of the Class A Preferred Stock is not otherwise entitled to participate in the earnings or profits of the Company. Upon the liquidation of the Company, the holder of the Class A Preferred Stock is entitled to receive $1,000 per share ($1,010,000 in the aggregate) before any distributions are made to the holders of the Company's common stock.

CLASS B PREFERRED STOCK

         The authorized capital of the Company also includes 1,000,000 shares of Class B Preferred Stock, par value $.01 per share, of which 25,000 shares of one series, the 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (the "SAILS"), are currently outstanding. No dividends may be declared or paid on the Company's outstanding common stock unless and until dividends of $62.4375 per share, payable quarterly, which are required to be paid on the SAILS (equivalent to $249.75 per share per annum) have been paid. The SAILS are convertible into shares of Class B Common Stock and, depending on the circumstances of such conversion, each share of the SAILS will be convertible into a minimum of 81.97 shares of Class B Common Stock and a maximum of 100 shares of Class B Common Stock, subject to adjustment as appropriate under certain circumstances. Except in certain limited circumstances and as required by law, the holders of the SAILS will not have any voting rights. Upon the liquidation of the Company, the holders of the SAILS are entitled to receive $3,700 per share ($92,500,000 in the aggregate) plus accrued and unpaid dividends before any distributions are made to the holders of the Company's common stock.

         The Company has no present plans to issue any additional shares of Class B Preferred Stock. Class B Preferred Stock may be issued pursuant to resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuances in one or more series, and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms, and other privileges and rights of the shares of each series so authorized.

CERTAIN PROVISIONS IN THE CERTIFICATE OF INCORPORATION

         The Company's Certificate of Incorporation, as amended, contains certain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control of the Company by another entity or person through a tender offer, merger, proxy contest or other transaction or series of transactions.

         One of these provisions is the authorization of 1,000,000 shares of Class B Preferred Stock (of which 25,000 shares of the SAILS are currently issued and outstanding) which the Board of Directors of the Company may issue without stockholder approval for any proper corporate purpose. There are currently no plans or arrangements for the issuance of any additional shares of Class B Preferred Stock.

         The Company's Certificate of Incorporation, as amended, does not provide for cumulative voting by stockholders. This means that a significant minority stockholder would not necessarily be able to elect one or more designees to the Company's Board of Directors.

         The Company's Certificate of Incorporation, as amended, also provides that the members of the Board of Directors of the Company are classified in three classes. The term of each class runs for three years and expires at successive annual meetings of stockholders. Assuming the classes have a relatively equal number of directors, it would take a minimum of two annual meetings of stockholders to change the majority of the Board of Directors.

         The overall effect of the foregoing provisions may be to deter a future takeover that a majority of the stockholders might view to be in their best interests. In addition, these provisions may make it more difficult to remove incumbent management.

                                     EXPERTS

         The consolidated financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         As required by the Securities and Exchange Commission (the "Commission"), the Company hereby incorporates by reference the following documents which have been filed with the Commission:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

        (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996.

        (c) the Company's Current Reports on Form 8-K dated January 23, 1996, April 18, 1996, April 22, 1996, July 8, 1996, July 18, 1996,
            October 17, 1996 and December 17, 1996; and

        (d) the descriptions of the Company's Class A Common Stock and Class B Common Stock which are contained in the Registration Statement on Form 8-A filed by the Company to register such securities under
            Section 12 of the Exchange Act, File No. 0-14120, including any amendment or report filed for the purpose of updating such descriptions.



         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or any subsequently field document which is deemed to be incorporated by reference herein modified or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  Not Applicable.

ITEM 5.  Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the Delaware General Corporation Law provides, inter alia, that under specified circumstances a corporation shall have the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, attorneys' fees, judgments, fines and settlements. The By-Laws of the Company provide that the Company shall indemnify any director, officer, employee or agent of the Company to the fullest extent now or hereafter permitting by law in connection with any such action, suit or proceeding. The By-Laws further provide that the Board of Directors of the Company may, by resolution, indemnify any person other than a director, officer, employee or agent of the Company for liabilities incurred in connection with services rendered for or at the request of the Company or its subsidiaries. In addition, consistent with Section 102 of the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the personal liability of the Company's directors to the Company or its stockholders for monetary damages for certain breaches of fiduciary duty. The Registrant maintains director and officer liability insurance which would provide coverage against certain securities law liabilities.

ITEM 7.  Not Applicable.


ITEM 8.  EXHIBITS.

         4.1. Restated Certificate of Incorporation of Registrant, as amended (incorporated by reference to (incorporated by reference to Exhibit 4.1 to the Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475), as filed with the Securities and Exchange Commission on June 10, 1994, as amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated August 15,
                  1995).

         4.2 By-Laws of Registrant, as amended (incorporated by reference to Exhibit 3-b to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed March 28,
                  1996).

         5.       Opinion of Gene S. Schneyer, Esquire (filed herewith).

         15.      Not applicable.

         23.1.    Consent of Arthur Andersen LLP (filed herewith).

         23.2. Consent of Gene S. Schneyer, Vice President, Secretary and General Counsel (included in Exhibit 5).

         24.      Powers of Attorney (included on signature page).

         27.      Not applicable.

         28.      Not applicable.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

                           (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of l933;

                           (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a Post-Effective Amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or processing) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lower Gwynedd Township, Montgomery County, Commonwealth of Pennsylvania, on December 30, 1996.

                                 Advanta Corp.


                                 By:  /s/ Richard A. Greenawalt
                                    -----------------------------------------
                                      Richard A. Greenawalt, President, Chief
                                      Operating Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint Dennis Alter, Alex W. Hart, William A. Rosoff, Richard A. Greenawalt, David D. Wesselink, John J. Calamari, and Gene S. Schneyer, or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                                                     Date
         ---------                                                     ----
/s/ Dennis Alter                                                       December 30, 1996
--------------------------------------------                  --------------------------
Dennis Alter
Chairman and  Director


/s/ Alex W.  Hart                                                      December 30, 1996
--------------------------------------------                  --------------------------
Alex W. Hart
Chief Executive Officer and
Director

/s/ Richard A. Greenawalt                                              December 30, 1996
--------------------------------------------                  --------------------------
Richard A. Greenawalt
President, Chief Operating
Officer and Director

/s/ William A. Rosoff                                                  December 30, 1996
--------------------------------------------                  --------------------------
William A. Rosoff
Vice Chairman and Director


/s/ David D. Wesselink                                                 December 30, 1996
--------------------------------------------                  --------------------------
David D. Wesselink
Senior Vice President and Chief
Financial Officer


/s/ John J. Calamari                                                   December 30, 1996
--------------------------------------------                  --------------------------
John J. Calamari
Vice President, Finance, and
Chief Accounting Officer


/s/ Arthur P. Bellis                                                   December 30, 1996
--------------------------------------------                  --------------------------
Arthur P. Bellis, Director


/s/ Max Botel                                                          December 30, 1996
--------------------------------------------                  --------------------------
Max Botel, Director


/s/ Richard J. Braemer                                                 December 30, 1996
--------------------------------------------                  --------------------------
Richard J. Braemer, Director


/s/ William C. Dunkelberg                                              December 30, 1996
------------------------------------                          --------------------------
William C. Dunkelberg, Director


/s/ Dana Becker Dunn                                                   December 30, 1996
------------------------------------                          --------------------------
Dana Becker Dunn, Director


/s/ Robert C. Hall                                                     December 30, 1996
------------------------------------                          --------------------------
Robert C. Hall, Director


/s/ Warren W. Kantor                                                   December 30, 1996
--------------------------------------------                  --------------------------
Warren W. Kantor, Director


/s/ James E. Ksansnak                                                  December 30, 1996
--------------------------------------------                  --------------------------
James E. Ksansnak, Director


--------------------------------------------                  --------------------------
Ronald J. Naples, Director


/s/ Phillip A. Turberg                                                 December 30, 1996
--------------------------------------------                  --------------------------
Phillip A. Turberg, Director


/s/ Ronald Lubner                                                      December 30, 1996
--------------------------------------------                  --------------------------
Ronald Lubner, Director

                                  EXHIBIT INDEX


         Item

4.1. Restated Certificate of Incorporation of Registrant, as amended (incorporated by reference to Exhibit 4.1 to the Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475), as filed with the Securities and Exchange Commission on June 10, 1994, as amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS))(incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated August 15, 1995).

4.2. By-Laws of Registrant, as amended (incorporated by reference to Exhibit 3-b to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed March 28, 1996).

5.       Opinion of Gene S. Schneyer, Esquire (filed herewith).

l5.      Not applicable.

23.1.    Consent of Arthur Andersen LLP (filed herewith).

24.2. Consent of Gene S. Schneyer, Vice President, Secretary and General Counsel (included in Exhibit 5).

24.      Powers of Attorney (included on signature page).

27.      Not applicable.

28.      Not applicable.